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                                                                   Exhibit 99.1

FOR RELEASE: Immediately

Contact:
Richard K. Arter          Investor Relations             941-362-1200


            SUN HYDRAULICS BOARD ELECTS ALLEN CARLSON VICE PRESIDENT


SARASOTA, FLA, January 10, 2000 - Sun Hydraulics Corporation announces that its Board of Directors has elected Allen Carlson to the position of vice president of the Corporation. Mr. Carlson joined Sun Hydraulics in 1996. Before joining Sun Hydraulics, Mr. Carlson spent the previous 23 years holding various technical and management positions in the hydraulics industry. He received a Mechanical Engineering degree from the Milwaukee School of Engineering in 1979 and recently completed the Advanced Management Program at the Harvard Business School.

Sun Hydraulics Corporation, with manufacturing and distribution facilities in Sarasota and Manatee County, Florida, Coventry, England, Erkelenz, Germany and Inchon, Korea, is a leading designer and manufacturer of high-performance screw-in hydraulic cartridge valves and manifolds for worldwide mobile and industrial markets.